UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 19, 2015

Pfenex Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36540	27-1356759
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10790 Roselle Street

San Diego, CA 92121

(Address of principal executive offices, including zip code)

(858) 352-4400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On February 9, 2015, Pfenex Inc. (the “Company”) and Hospira, Inc. (“Hospira”) entered into a Development and License Agreement (the “Collaboration Agreement”) pursuant to which the Company and Hospira will collaboratively develop the Company’s biosimilar candidate to Lucentis, PF582. The effectiveness of the Collaboration Agreement was conditioned on approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (“HSR Act”). On March 19, 2015, the Company received notice that the U.S. Department of Justice and Federal Trade Commission granted early termination of the waiting period under the HSR Act with respect to the transaction contemplated by the Collaboration Agreement. Pursuant to the Collaboration Agreement, Hospira is required to pay the Company $51 million within 5 business days after early termination of the waiting period under the HSR Act.

A copy of the press release announcing the effectiveness of the Collaboration Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated March 23, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PFENEX INC.

Date: March 23, 2015	By:	/s/ Paul Wagner
Paul Wagner Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated March 23, 2015.